Exhibit 5.1

October 11, 2016
Avon Products, Inc.
777 Third Avenue
New York, New York 10017-1037
Ladies and Gentlemen:
We have acted as New York counsel to Avon Products, Inc., a New York corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3ASR (the “Registration Statement”) on the date hereof, including a base prospectus (the “Base Prospectus”), which provides that it may be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration (A) for issuance and sale by the Company of: (i) shares of common stock of the Company, par value $0.25 per share (the “Common Shares”), (ii) shares of preferred stock of the Company, par value $1.00 per share (the “Preferred Shares”), (iii) debt securities of the Company (the “Debt Securities”), (iv) depositary shares representing fractional or multiple interests in Common Shares or Preferred Shares (the “Depositary Shares”), (v) warrants to purchase Common Shares, Preferred Shares or Depositary Shares (the “Warrants”), (vi) guarantees of Debt Securities by the Company as guarantor thereof (the “Guarantees”) and (vii) units of the Company consisting of one or more of the securities described in clauses (i) through (vi) above (the “Units”) and (B) for the resale by the securityholder of the Company named in the Registration Statement under the caption “Selling Securityholders” (the “Selling Securityholder”) of (i) 435,000 shares of Series C Preferred Stock, par value $1.00 per share (the “Series C Preferred Stock”), which were issued to the Selling Securityholder as part of the original issuance of Series C Preferred Stock (the “Issued Preferred Shares”), (ii) 87,000,000 shares of Common Shares which are issuable upon the conversion of Series C Preferred Stock (the “Convertible Common Shares”), (iii) additional shares of Common Shares issuable as dividends paid in kind on the Series C Preferred Stock or the Series D Preferred Stock (as defined herein) (the “PIK Common Shares”) and (iv) shares of Series D Preferred Stock, par value $1.00 per share (the “Series D Preferred Stock”) issuable as dividends paid in kind on the Series C Preferred Stock (the “PIK Preferred Shares” and, together with the PIK Common Shares, the “PIK Securities”), in each case as contemplated in the Company’s Registration Statement to which this opinion is filed as an exhibit (as the same may be amended from time to time).
The Common Shares, Preferred Shares, Debt Securities, Depositary Shares, Warrants, Guarantees and Units are referred to herein collectively as the “Company Securities.” The Company Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act. The Issued Preferred Shares, the Convertible Common Shares and the PIK Securities are referred to herein collectively as the “Selling Securityholder Securities” and,

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together with the Company Securities, the “Securities”). The Selling Securityholder Securities being registered under the Registration Statement may be sold from time to time by the Selling Stockholder.
In connection with the opinions expressed herein, we have reviewed the originals, or copies identified to our satisfaction, of (i) the Registration Statement, (ii) the Base Prospectus, (iii) the form of indenture (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), to be filed as Exhibit 4.1 to the Registration Statement, (iv) the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 11, 2012, (v) the Company’s Certificate of Amendment of Certificate of Incorporation for Series C Preferred Stock, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 7, 2016 (the “Series C Certificate of Amendment”), (vi) the Company’s Certificate of Amendment of Certificate of Incorporation for Series D Preferred Stock, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 7, 2016 (the “Series D Certificate of Amendment” and, together with the Series C Certificate of Amendment, the “Preferred Stock Certificates of Amendment”), (vii) the Company’s By-laws, as amended, effective March 1, 2016, filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on March 7, 2016, (viii) resolutions of the Board of Directors (the “Board”) of the Company and (ix) such certificates of officers of the Company and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of the Company and such other documents, records and papers as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have relied, as to matters of fact, upon the certificates of public officials and officers of the Company.
In rendering the opinions contained herein, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto will have become effective and will comply with all applicable laws (and will remain effective and in compliance at the time of issuance or resale of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission and will comply with all applicable laws; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Board (or an authorized committee thereof), the Certificate of Incorporation, and applicable law; (iv) the Company will issue and deliver the Company Securities in the manner contemplated by the Registration Statement including the applicable Prospectus and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws or applicable laws or regulations or any agreement or other instrument binding upon the Company; and (vii) any Indenture, Deposit Agreement, Warrant Agreement or Unit Agreement (each as defined below) will be governed by

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and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.
With respect to any Company Securities consisting of Common Shares, we have further assumed that the Common Shares will be authorized, executed, countersigned by the transfer agent or registrar therefor and delivered by the Company in accordance with applicable laws and sold as contemplated in the Registration Statement.
With respect to any Company Securities consisting of any series of Preferred Shares, we have further assumed that: (i) the certificate of designations, approved by us, relating to the Preferred Shares establishing the designations, preferences and rights of the class or series of Preferred Shares (the “Company Certificate of Designations”), will have been authorized, executed and filed with the Secretary of State of the State of New York, (ii) the Preferred Shares will be authorized, executed and countersigned by the registrar and transfer agent therefor and delivered by the Company in accordance with the provisions of the Company Certificate of Designations and applicable laws and sold as contemplated in the Registration Statement, (iii) if the Preferred Shares are convertible into Common Shares or other securities of the Company, (x) such Common Shares or other securities of the Company will be authorized, (y) the Preferred Shares will be presented for conversion in accordance with the terms thereof and (z) such Common Shares or other securities of the Company will be executed, countersigned by the transfer agent therefor and delivered by the Company upon such conversion, in accordance with the terms of such Preferred Shares.
With respect to any Company Securities consisting of any series of Debt Securities, we have further assumed that: (i) the Indenture will have been authorized, executed and delivered by the Company and the Trustee, (ii) the Debt Securities will be issued pursuant to the Indenture, (iii) all terms of the Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee, (iv) the Debt Securities will be authorized, executed, authenticated, issued and delivered by the Company and the Trustee in accordance with the provisions of the Indenture and applicable laws and sold as contemplated in the Registration Statement and (v) if the Debt Securities are convertible into Common Shares or other securities of the Company, (x) such Common Shares or other securities of the Company will be authorized, (y) the Debt Securities will be presented for conversion in accordance with the terms thereof and (z) such Common Shares or other securities of the Company will be executed, countersigned by the transfer agent therefor and delivered by the Company upon such conversion, in accordance with the terms of such Debt Securities.
With respect to any Company Securities consisting of Guarantees, we have further assumed that the issuance of the Guarantee will be authorized, executed, issued and delivered by the Company in accordance with applicable laws and sold as contemplated in the Registration Statement.
With respect to any Company Securities consisting of Depositary Shares, we have further assumed that: (i) the deposit agreement, approved by us, relating to the Depositary Shares (the “Deposit Agreement”) to be entered into between the Company and an entity selected by the Company to act as depository (the “Depositary”), will have been authorized, executed and delivered by the Company and the Depositary, (ii) the Company will deposit with the Depositary, Common

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Shares or Preferred Shares to be represented by the Depositary Shares that are authorized, validly issued and delivered as contemplated by the Registration Statement including the applicable Prospectus and the Deposit Agreement and (iii) the Depositary Shares will be authorized, executed, issued, fully-paid and delivered by the Company and the Depositary in accordance with the provisions of the Deposit Agreement and applicable laws and sold as contemplated in the Registration Statement.
With respect to any Company Securities consisting of any series of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”), will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed, authenticated, issued and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement and applicable laws and sold as contemplated in the Registration Statement.
With respect to any Securities consisting of Units, we have further assumed that (i) the unit agreement, approved by us, relating to the Units (the “Unit Agreement”) to be entered into between the Company and an entity selected by the Company to act as the unit agent (the “Unit Agent”), will have been authorized, executed and delivered by the Company and the Unit Agent and (ii) the Units and each component of the Units will be authorized, executed, authenticated, issued, fully paid and non-assessable (to the extent applicable) and delivered by the Company and the Unit Agent in accordance with the provisions of the Unit Agreement and applicable laws and sold as contemplated in the Registration Statement and each component of the Units will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement including the applicable Prospectus and the Unit Agreement.
Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.
The Common Shares, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of common stock of the Company.

2.
The Preferred Shares, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of preferred stock of the Company and if the Preferred Shares are convertible into Common Shares or other securities of the Company, the Common Shares or other securities of the Company issuable upon conversion of the Preferred Shares will be validly issued, fully paid and non-assessable shares of common stock of the Company.

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3.
The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity) and if the Debt Securities are convertible into Common Shares or other securities of the Company, the Common Shares or other securities of the Company issuable upon conversion of the Debt Securities will be validly issued, fully paid and non-assessable shares of common stock of the Company.

4.
The Guarantees, upon receipt by the Company of such lawful consideration with respect to the Debt Securities to which such Guarantees relate as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

5.
The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued.

6.
The Warrants, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

7.
The Units, upon receipt by the Company of such lawful consideration thereof as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

8.	The issuance of the Issued Preferred Shares has been duly authorized and the Issued Preferred Shares are validly issued, fully paid and nonassessable shares of preferred stock of the Company.

9.
The issuance of the PIK Securities has been duly authorized and, when and to the extent issued in accordance with the Preferred Stock Certificates of Amendment, the PIK Securities will be validly issued, fully paid and nonassessable shares of common stock or preferred stock, as applicable, of the Company.

10.	The issuance of the Convertible Common Shares have been duly authorized and, when and to the extent issued upon conversion of the Issued Preferred Shares in

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accordance with the Series C Certificate of Amendment, the Convertible Common Shares will be validly issued, fully paid and nonassessable shares of common stock of the Company.
Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the laws of the State of New York.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
The opinions set forth in this letter are effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,
/s/ White & Case LLP

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